                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        FRIEDMAN INDUSTRIES, INCORPORATED
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                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                       FRIEDMAN INDUSTRIES, INCORPORATED

                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

To the Shareholders of Friedman Industries, Incorporated:

     The Annual Meeting of Shareholders of Friedman Industries, Incorporated (the "Company") will be held at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, on August 22, 1997, at 11:00 a.m. (local time), for the following purposes:

          (1) To elect a board of seven directors for the ensuing year.

          (2) To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on July 11, 1997, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                                       BEN HARPER
                                                      Secretary

July 25, 1997
Houston, Texas

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                       FRIEDMAN INDUSTRIES, INCORPORATED
                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 22, 1997

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the "Company"), 4001 Homestead Road, Houston, Texas 77028 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held on Friday, August 22, 1997 (the "Annual Meeting"), at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of the nominees listed herein; and (ii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder's execution and return of a subsequent proxy or the shareholder's voting in person at the Annual Meeting.

     At the close of business on July 11, 1997, there were 6,469,731 shares of Common Stock, $1.00 par value, of the Company ("Common Stock") outstanding. Holders of record of the Common Stock on such date will be entitled to one vote per share on all matters to come before the Annual Meeting.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     The Company's Annual Report to Shareholders for the year ended March 31, 1997, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about July 25, 1997, to shareholders of record as of July 11, 1997.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors currently consists of seven members.

     It is intended that the persons named in the enclosed proxy will vote for the election of the seven nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee of management be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by management.

     The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

                                              PRINCIPAL OCCUPATION AND             DIRECTOR
                                            BUSINESS EXPERIENCE FOR MORE            SINCE            AGE
             NOMINEE                          THAN THE LAST FIVE YEARS              -----            ---
Jack Friedman.....................  Chairman of the Board and Chief Executive        1965             76
                                      Officer of the Company
Harold Friedman...................  Vice Chairman of the Board                       1965             67
Charles W. Hall...................  Partner, Fulbright & Jaworski L.L.P.,            1974             67
                                    Attorneys,
                                      Houston, Texas
Alan M. Rauch.....................  President, Ener-Tex International Inc.           1980             62
                                    (oilfield equipment sales), Houston, Texas
Hershel M. Rich...................  Private investor and business consultant,        1979             72
                                    Houston, Texas
Henry Spira.......................  Retired, former Vice President of the Company    1965             92
Kirk K. Weaver....................  President, Parkans International, L.L.C.         1981             52
                                    (recycling services), Houston, Texas since
                                      1996; also Chairman of the Board and Chief
                                      Executive Officer, LTI Technologies, Inc.
                                      (technical services), Houston, Texas

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Securities Exchange Act of 1934 (the "Exchange Act"), the Company's directors, executive officers and 10% shareholders must report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to
Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, the Company believes that these filing requirements have been satisfied for the fiscal year ended March 31, 1997.

DIRECTOR FEES

     With the exception of Harold and Jack Friedman, directors are paid $500 per quarter and receive annually 400 shares of the Company's Common Stock. Harold and Jack Friedman receive no director fees. In addition, audit committee members receive $500 for each committee meeting attended.

BOARD OF DIRECTORS AFFILIATIONS AND CONTROL PERSONS

     Messrs. Harold Friedman and Jack Friedman are brothers and the nephews of Mr. Spira. Mr. Hall is a partner with Fulbright & Jaworski L.L.P., legal counsel for the Company.

     Based on the amount of Common Stock owned by Messrs. Harold and Jack Friedman, they may be deemed to be control persons of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During fiscal 1997, the Board met seven times including telephonic meetings. Messrs. H. Friedman and Rich attended all of the meetings. Messrs. Spira and Weaver attended six of the meetings and Messrs. J. Friedman, Hall and Rauch attended four of the meetings.

     The Board of Directors has an audit committee which consists of Messrs. Hall, Rauch and Weaver. The audit committee discusses with the independent accountants and management the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the Audit Report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and recommends independent accountants for appointment as auditors. The audit committee did not meet in fiscal 1997.

     The Board of Directors has a compensation committee composed of Messrs. Rich, Rauch and Weaver. The compensation committee considers and recommends for approval by the Board of Directors adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program. The compensation committee met one time in fiscal 1997 with Messrs. Rich, Rauch and Weaver attending the meeting.

     The Board does not have a nominating committee. Board of Directors nominees are proposed by management.

                             EXECUTIVE COMPENSATION
REMUNERATION OF OFFICERS

     The following table sets forth the aggregate amount of remuneration paid by the Company for the three fiscal years ended March 31, 1997, 1996, and 1995 to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                      ANNUAL          ------------       ALL
                                                                   COMPENSATION        SECURITIES       OTHER
                                                                -------------------    UNDERLYING      COMPEN-
                     NAME AND                                    SALARY    BONUS(1)   OPTIONS/SARS    SATION(3)
                PRINCIPAL POSITION                     YEAR       ($)        ($)         (#)(2)          ($)
                ------------------                   --------   --------   --------   ------------    ---------
Jack Friedman,                                         1997     110,000      87,293      --                2,188
  Chairman of the Board and Chief Executive Officer    1996     110,000      68,586      --                2,320
                                                       1995     110,000      57,624      --                4,413(4)
Harold Friedman,                                       1997     106,700      87,293      --               16,453(4)
  Vice Chairman of the Board                           1996     106,700      68,586      --               16,585(4)
                                                       1995     106,700      57,624      --               16,519(4)
William E. Crow                                        1997      79,000     127,940     100,000            2,188
  President and Chief Operating Officer                1996      71,500      82,897      --                2,320
                                                       1995      61,000      57,624      --                2,254
Ben Harper                                             1997      71,500     107,617     100,000            2,188
  Senior Vice President -- Finance and                 1996      67,125      75,741      --                2,320
  Secretary/Treasurer                                  1995      61,000      57,624      --                2,254
Thomas Thompson                                        1997      71,500     107,617     100,000            2,188
  Senior Vice President -- Sales and Marketing         1996      67,125      75,741      --                2,320
                                                       1995      61,000      57,624      --                2,254

------------

(1) Includes performance and Christmas bonuses both of which are paid at the direction of the Board of Directors.

(2) Does not include any anti-dilution adjustments as a result of the 5% stock dividends paid by the Company in May 1996 and 1997.

(3) Reflects payments made to the Company's profit sharing plan for the benefit of each officer listed.

(4) Also includes life insurance premiums paid by the Company of $2,159 in 1995, on the life of Jack Friedman and $14,265 in each of 1997, 1996 and 1995 on the life of Harold Friedman. Under the terms of the policies, in the event of their death, the Company will receive the cash surrender value of the policies and the remaining proceeds will be paid to the beneficiaries designated by Jack or Harold Friedman.

     The following chart summarizes information relating to options granted to the Named Executive Officers during the year ended March 31, 1997.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                           INDIVIDUAL GRANTS                                                      OPTION TERM
-----------------------------------------------------------------------                     -----------------------
                               NUMBER
                                 OF
                             SECURITIES       % OF TOTAL
                             UNDERLYING        OPTIONS/        EXERCISE
                              OPTIONS/           SARS          OR BASE
                                SARS          GRANTED TO        PRICE
                              GRANTED         EMPLOYEES         ($/SH)      EXPIRATION
           NAME                (#)(1)       IN FISCAL YEAR       (1)           DATE          5% ($)        10% ($)
---------------------------    ------            ----            ----        --------        -------       -------
Jack Friedman                   --             --                --            --              --            --
Harold Friedman                 --             --                --            --              --            --
William E. Crow                49,789            15.1            3.63         4/12/06        143,670       335,825
                               57,582            18.3            5.30        11/19/06        216,550       525,591
Ben Harper                     30,098             9.1            3.63         4/12/06         86,850       203,010
                               76,335            24.2            5.30        11/19/06        287,075       696,762
Thomas Thompson                30,098             9.1            3.63         4/12/06         86,850       203,010
                               76,335            24.2            5.30        11/19/06        287,075       696,792

---------------

(1) The options granted to each of Messrs. Crow, Harper and Thompson contain customary anti-dilution provisions in the event of certain changes to the Company's capital structure, including the issuance of a stock dividend. The number of shares subject to options and exercise prices shown in the above table reflect the adjustment to the number of shares and exercise price as a result of the 5% stock dividends paid by the Company in May 1996 and 1997.

     The following chart summarizes certain information relating to options exercised by the Named Executive Officers during the year ended March 31, 1997 as well as the value of options held by the Named Executive Officers at March 31, 1997.

        AGGREGATED OPTION/SAR EXERCISE IN FISCAL 1997 AND VALUE TABLE AT
                                 MARCH 31, 1997

                                                                                      VALUE OF UNEXERCISED
                                 SHARES                  NUMBER OF UNEXERCISED            IN-THE-MONEY
                                ACQUIRED     VALUE          OPTIONS/SARS AT               OPTIONS/SARS
                                   ON       REALIZED         MARCH 31, 1997           AT MARCH 31, 1997(2)
             NAME               EXERCISE      ($)     EXERCISABLE/UNEXERCISABLE(1)  EXERCISABLE/UNEXERCISABLE
             ----               --------    --------  ----------------------------  -------------------------
Jack Friedman                      --          --                  --                        --
Harold Friedman                    --          --                  --                        --
William E. Crow                  13,401      51,196          49,789/57,582              $105,553/$25,912
Ben Harper                       5,000       14,888          38,919/76,335              $ 98,033/$34,351
Thomas Thompson                  13,401      45,346          30,098/76,335              $ 63,808/$34,351

---------------

(1) Reflects the effects of anti-dilution adjustments as a result of the 5% stock dividends paid by the Company in May 1996 and 1997.

(2) Based on the closing price of the Common Stock on March 31, 1997, as a reported by the American Stock Exchange, Inc.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
               WITH RESPECT TO COMPENSATION OF EXECUTIVE OFFICERS

     Historically, the profits of the Company have been a principal factor in determining the compensation of the Company's executive officers. The Committee believes that the Company's net profit constitutes a significant measure of the performance of the Company and should have a significant effect on executive officer compensation. Accordingly, each of the Company's executive officers, including the Chief Executive Officer, receives a base salary that the Committee believes is modest in comparison to salaries received by persons holding similar offices with other publicly held companies, plus a quarterly cash bonus based on a percentage of the Company's quarterly net income. During the fiscal year ended March 31, 1996. The Board of Directors promoted Messrs. Crow, Harper and Thompson to the positions of President and Chief Operating Officer, Senior Vice President -- Finance and Senior Vice President -- Sales and Marketing, respectively. In connection with such promotions, the base salary and bonus percentage for such individuals were increased to reflect the additional responsibilities assumed by them. No increases in the Chief Executive Officer's or any other executive officer's base salary or bonus percentage were made during fiscal 1997.

     The Committee also believes that it is important for the Company's senior executive officers to have a significant equity interest in the Company in order to further align their interests with those of the Company's shareholders and, therefore compensation in the form of cash and equity securities is appropriate. Accordingly, the Company maintains various stock option plans in which its executive officers, other than the Chief Executive Officer and Vice Chairman of the Board, and other key employees participate. During fiscal 1997, the Stock Option Committee granted to Messrs. Crow, Harper and Thompson in connection with their respective promotions in 1996 options to purchase 100,000 shares each of the Company's Common Stock. The options, which were granted pursuant the terms of the Company's 1989 and 1996 Stock Option Plans, were issued at a price per share equal to the market price per share on the date of grant. Because the Chief Executive Officer and Vice Chairman already have significant equity interests in the Company, the Committee believes that their interests are already aligned with those of the Company's shareholders, and, therefore, compensation solely in the form of cash, rather than cash and equity securities, is appropriate.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to the Named Executive officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to the Company's employee benefit plans may be exempt from the deduction limit if certain requirements are met.

     The Committee has considered the effect of Section 162(m) on the Company's existing compensation program. Although certain grants of stock options to the Company's Named Executive Officers may not be exempt from the Section 162(m) deduction limitation, the Committee believes that for the forseeable future, the compensation received by its covered executives will be within the limits of deductibility.

July 23, 1997
                                   Alan M. Rauch
                                   Hershel M. Rich
                                   Kirk K. Weaver

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Alan M. Rauch, Hershel M. Rich and Kirk K. Weaver, all of whom are outside directors. During the fiscal year ended March 31, 1997, no executive officer of the Company served as (i) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or (ii) a director of another entity, one of whose executive officers served as a member of the Compensation Committee.

PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total shareholder return on the Common Stock with the total cumulative return on the American Stock Exchange Market Value Index ("MVI") and the Standard & Poor's Industrial Index ("SPIN") for each fiscal year indicated. The graph is based on the assumption that $100 is invested in the Common Stock of the Company, the MVI and the SPIN on the last day of fiscal 1992 and that all dividends are reinvested. In the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders, the Company compared the five-year cumulative return for the Common Stock to the cumulative return on the American Stock Exchange Capital Goods Index ("CGI"), which is no longer published by the AMEX. The Company has replaced the CGI with the SPIN, which the Company considers an appropriate peer group.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

                                        FRIEDMAN        AMERICAN STOCK
        MEASUREMENT PERIOD             INDUSTRIES,      EXCHANGE MARKET   STANDARD & POOR'S
      (FISCAL YEAR COVERED)           INCORPORATED        VALUE INDEX     INDUSTRIAL INDEX
1992                                           100.00             100.00             100.00
1993                                            93.44             107.19             107.82
1994                                           143.78             112.17             108.54
1995                                           155.31             117.56             124.27
1996                                           149.45             144.64             158.66
1997                                           245.53             147.06             185.20

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 under such Act.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning the beneficial ownership of Common Stock by each director, nominee for director, named executive officer and officers and directors as a group and persons who owned of record more than 5% of the Common Stock as of June 30, 1997:

                                                             AMOUNT AND NATURE          PERCENTAGE
                                                               OF BENEFICIAL             OF SHARES
                           NAME                                OWNERSHIP(A)             OUTSTANDING
                           ----                              -----------------          -----------
Jack Friedman..............................................          1,087,020                 16.8%
  P.O. Box 21147
  Houston, Texas 77226
Harold Friedman............................................          1,178,459                 18.2%
  P.O. Box 21147
  Houston, Texas 77226
Dimensional Fund Advisors Inc..............................            395,510(b)               6.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Henry Spira................................................            252,963                  3.9%
Charles W. Hall............................................              3,132                    *
Alan M. Rauch..............................................             26,623                    *
Hershel M. Rich............................................             45,868(c)                 *
Kirk K. Weaver.............................................              3,515                    *
William E. Crow............................................            141,626(d)               2.2%
Ben Harper.................................................            142,934(d)               2.2%
Thomas Thompson............................................            127,959(d)(c)            1.9%
Officers and directors as a group (12 persons).............          3,049,646(c)(e)           44.7%

------------

 *  Less than 1%.

(a) Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of "beneficial ownership" in the rules promulgated under to the Securities Exchange Act of 1934. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To the Company's knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company's knowledge, owns beneficially more than 5% of the Common Stock except as described above.

(b) Based upon information contained in a Schedule 13G dated February 5, 1997, and otherwise received from the listed owner, Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 395,510 shares of the Company's Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(c) Does not include 21,248 shares and 3,837 shares beneficially owned and voted by the spouses of Mr. Rich and of Mr. Thompson, respectively, as to which shares beneficial ownership is disclaimed.

(d) Includes 107,371 shares, 115,254 shares and 106,433 shares for Messrs. Crow, Harper and Thompson, respectively, all of which are subject to acquisition within 60 days.

(e) Includes 357,200 shares that are subject to acquisition within 60 days.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent accountants for the 1997 fiscal year and has been recommended by the audit committee to so serve for the current year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, shall have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Shareholders must be received at the Company's principal offices at 4001 Homestead Road, Houston, Texas 77028 on or before April 2, 1998.

                                    GENERAL

     Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews.

                                          By Order of the Board of Directors,

                                                        BEN HARPER
                                                        Secretary
July 25, 1997

--------------------------------------------------------------------------------

                            FRIEDMAN INDUSTRIES, INCORPORATED
                            PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 22, 1997
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            The undersigned shareholder of Friedman Industries, Incorporated (the "Company") hereby appoints Jack
          P                 Friedman and Harold Friedman, and each of them, proxies of the undersigned, with full power of
          R                 substitution, to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of
          O                 Fulbright & Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, on August 22, 1997, at 11:00
          X                 a.m. (local time), and at any adjournment thereof, the number of votes which the undersigned would be
          Y                 entitled to cast if personally present.
                            (1) Election of directors
                            [ ] FOR all nominees listed below                      [ ] WITHHOLD AUTHORITY
                                  (except as marked to the contrary below)           to vote for all nominees listed below
                            (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE
                            NOMINEE'S NAME IN THE LIST BELOW.)
                            J. Friedman, H. Friedman, H. Spira, K. Weaver, A. Rauch, H. Rich and C. Hall
                            (2) In their discretion the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.
                                                          (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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      PLEASE
       SIGN
        ON
      REVERSE
       SIDE
        AND
      RETURN
      IN THE
     ENCLOSED
     ENVELOPE

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                          (CONTINUED FROM OTHER SIDE)

         For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated July 25, 1997 relating to such meeting, receipt of which is hereby acknowledged.

         UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE. ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.

         If your address below is incorrect, please make necessary changes on this proxy.

                                                ---------------------------

                                                ---------------------------
                                                Signature of Shareholder(s)

                                                Please sign your name here
                                                exactly as it appears
                                                hereon. Joint owners should
                                                each sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your
                                                full title as it appears
                                                hereon.

                                                      Dated   , 1997

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